Exhibit 99.5

Variable Annuity Application Form

☐ AdvantEdge	☐ AnnuiChoice®	☐ Pinnacle	☐ PinnaclePlus

MAILING INSTRUCTIONS

Send this completed Application to:

REGULAR MAIL: Integrity Life Insurance Company, PO Box 5722, Cincinnati, OH 45201-5722

EXPRESS MAIL: Integrity Life Insurance Company, Attn: Annuity Operations, 400 Broadway, Cincinnati, OH 45202-3341

Variable Annuity Disclosure: Funds allocated to the variable account options are subject to investment risk, including possible loss of the principal amount invested. It is understood that the values attributable to the variable account options may increase or decrease and are not guaranteed as to dollar amount.

PART 1: ANNUITANT INFORMATION (Required)

Annuitant — The Annuitant is the individual for whom the contract’s life is based. The Annuitant is also Owner unless indicated otherwise below.

Name (first, middle, last)		Phone Number	Social Security Number

Address		City	State	Zip Code

Sex: ☐ Male ☐ Female	Date of Birth	Email Address

State/Country of Birth		Relationship to Owner

Contingent Annuitant — Contingent Annuitant becomes new Annuitant should original Annuitant die (nonqualified contracts only). A Contingent Annuitant will have no effect if you elect the Guaranteed Lifetime Withdrawal Benefit (GLWB) rider or the contract, as long as the rider is in effect.

Contingent Annuitant Name (first, middle, last)		Phone Number	Social Security Number

Address		City	State	Zip Code

Sex: ☐ Male ☐ Female	Date of Birth	Relationship to Owner

State/Country of Birth

PART 2: OWNER INFORMATION (Required if different from Annuitant)

Owner — The Owner controls the contract. If the Owner and Annuitant are different, different rules apply at the death of the Owner. To ensure spousal continuation and receive an enhanced death benefit (if applicable) and withdrawal charge waiver: (1) the Owner/Annuitant must be the same person, (2) the Owner’s spouse must be the Owner’s sole beneficiary AND Annuitant’s sole beneficiary (3) no Contingent Annuitant can be named, and (4) no Joint Owner can be named. The Owner and Annuitant must be the same if the GLWB rider is elected.

Note: If the Owner is a non-natural person, such as a trust or corporation, complete the Entity Ownership Certificate.

Name (first, middle, last)		Phone Number	Social Security Number/TIN

Address		City	State	Zip Code

Sex: ☐ Male ☐ Female	Date of Birth	Email Address

State/Country of Birth		Fax Number

PART 2: OWNER INFORMATION (Continued)

Joint Owner — The Joint Owner shares ownership rights with the Owner. Death distribution rules apply at first to die. The Joint
Owner is not the Owner’s beneficiary unless named in Part 3 as “Owner’s Beneficiary”. (Not available if GLWB rider is elected.)

Name (first, middle, last)		Phone Number	Social Security Number/TIN

Address		City	State	Zip Code

Sex: ☐ Male ☐ Female	Date of Birth	Relationship to Owner

State/Country of Birth

PART 3: BENEFICIARY INFORMATION (Required — IMPORTANT). If the Spousal GLWB rider is elected the Owner’s spouse must be the Owner’s sole beneficiary and Annuitant’s sole beneficiary.

Annuitant’s Beneficiary — The Annuitant’s Beneficiary receives the death benefit if the Annuitant dies. The death benefit goes to the Annuitant’s estate if an Annuitant’s beneficiary is not named here.

Name (first, middle, last)	Date of Birth	Social Security Number/TIN

Address	City	State	Zip Code

Beneficiary Type: ☐ Primary ☐ Contingent	Relationship to Owner

Name (first, middle, last)	Date of Birth	Social Security Number/TIN

Address	City	State	Zip Code

Beneficiary Type: ☐ Primary ☐ Contingent	Relationship to Owner

Name (first, middle, last)	Date of Birth	Social Security Number/TIN

Address	City	State	Zip Code

Beneficiary Type: ☐ Primary ☐ Contingent	Relationship to Owner

Name (first, middle, last)	Date of Birth	Social Security Number/TIN

Address	City	State	Zip Code

Beneficiary Type: ☐ Primary ☐ Contingent	Relationship to Owner

Owner’s Beneficiary — The Owner’s Beneficiary takes ownership of the contract if the Owner dies, and will be required to take a payout. Ownership of the contract (and a distribution) may go to the Owner’s estate if a beneficiary is not named here.

Name (first, middle, last)	Date of Birth	Social Security Number/TIN

Address	City	State	Zip Code

Beneficiary Type: ☐ Primary ☐ Contingent	Relationship to Owner

PART 4: TRANSFER OR REPLACEMENT INFORMATION (Required)

Do you currently have an existing annuity contract or life insurance policy?   ☐  Yes    ☐  No

Does the purchase of this annuity change or replace any existing annuity contract or life insurance policy?

☐  Yes    ☐  No     If yes, please complete the appropriate Transfer Request Form and any required replacement forms.

PART 5: TYPE OF CONTRACT (Required)

Will the Integrity annuity be issued as a nonqualified or a tax-qualified contract?     ☐  Nonqualified    ☐  Tax Qualified*

*    A contract is tax qualified if it is being funded from a rollover or transferred from a qualified plan or existing IRA or the contributions are being made to a new IRA.

PART 6: TAX-QUALIFIED CONTRACTS (Required if a qualified contract)

If tax qualified, how do you want Integrity to issue the contract?

☐  Traditional IRA    ☐  Roth IRA    ☐  SEP IRA    ☐  Qualified Plan, Other

If a contribution to an IRA, tax year in which the contribution is made             . Is this a rollover?    ☐  Yes    ☐  No

PART 7A: ASSET ALLOCATION MODELS

Do you wish to allocate your contract according to one of the Ibbotson Asset Allocation models?    ☐  Yes    ☐  No

If yes, then select one of the following models:

☐ Portfolio 1: Moderate-Conservative	☐ Portfolio 4: Moderate with Alternative Investments
☐ Portfolio 2: Balanced	☐ Portfolio 5: Moderate-Aggressive
☐ Portfolio 3: Moderate	☐ Portfolio 6: Moderate-Aggressive with Alternative Investments

	Portfolio 1	Portfolio 2	Portfolio 3	Portfolio 4	Portfolio 5	Portfolio 6
Investment Option	Moderate- Conservative	Balanced	Moderate	Moderate with Alternative Investments	Moderate- Aggressive	Moderate- Aggressive with Alternative Investments
Franklin Large Cap Growth Securities Fund	10%	8%	8%	8%	8%	8%
Fidelity VIP Index 500 Portfolio	8%	8%	6%	6%	6%	4%
Touchstone VST Large Cap Core Equity Fund	4%	4%	6%	6%	8%	4%
Fidelity VIP Contrafund® Portfolio	10%	10%	10%	10%	14%	12%
Columbia Small Cap Value Fund, VS		2%	4%	2%	4%	4%
Touchstone VST Baron Small Cap Growth Fund		2%	4%	2%	4%	4%
Mutual Shares Securities Fund	8%	10%	10%	10%	14%	12%
Fidelity VIP Overseas Portfolio		2%	5%	3%	5%	5%
Templeton Foreign Securities Fund		4%	7%	5%	7%	7%
PIMCO VIT Total Return Portfolio	45%	36%	28%	28%	20%	20%
Fidelity VIP Investment Grade Bond Portfolio	15%	14%	12%	12%	10%	10%
Van Kampen’s UIF US Real Estate Portfolio				3%		4%
PIMCO VIT CommodityRealReturnTM Strategy Portfolio				3%		3%
Rydex|SGI VT Managed Futures Strategy Fund				2%		3%
Total	100%	100%	100%	100%	100%	100%

© 2009 Ibbotson Associates, Inc. Used with permission. All Rights Reserved. Ibbotson is a registered investment advisory and wholly owned subsidiary of Morningstar, Inc.

PART 7B: Guaranteed Lifetime Withdrawal Benefit (GLWB)

This benefit is not available with PinnaclePlus and is not available for all issue ages. Transfer and partial withdrawal restrictions apply.

☐  I would like to add the following GLWB to my annuity contract (choose one)

☐  Individual Rider — based on the Owner/Annuitant only

☐  Spousal Rider — based on Owner/Annuitant and Spousal Annuitant (fill out information below)

Spousal Annuitant — The Spousal Annuitant is the spouse of the primary annuitant and is a measuring life covered under the rider. (Required if Spousal Rider is elected)

Name (first, middle, last)		Phone Number	Social Security Number

Address	☐ Same as Owner	City	State	Zip

Sex: ☐ Male ☐ Female		Date of Birth

State/Country of Birth

If the GLWB is elected all funds must be 100% allocated to the following investment strategies. Only one of the four strategies below may be in place at any time. Any change between strategies or within a strategy will initiate a 90 calendar day waiting period (including from contract issue). Allocations within a strategy apply to current and future allocations as well as quarterly asset rebalancing. Withdrawals will be taken pro-rata across all funds. No fund specific withdrawals are allowed.

Please use whole percentage numbers.

☐ Strategy 1:	☐ Touchstone VST Conservative ETF Fund (0%–100%)%
Lifestyle Funds	☐ Touchstone VST Moderate ETF Fund (0%–100%)%
☐ Touchstone VST Aggressive ETF Fund (0%–50%)%
or		= 100%

☐ Strategy 2:	☐ Fidelity VIP Freedom 2010 (0%–100%)%
Lifecycle Funds	☐ Fidelity VIP Freedom 2015 (0%–100%)%
☐ Fidelity VIP Freedom 2020 (0%–100%)%
☐ Fidelity VIP Freedom 2025 (0%–100%)%
or		= 100%

☐ Strategy 3:	☐ Touchstone VST Moderate ETF Fund (90%) and Rydex|SGI VT	= 100%
Modern Markets	Alternative Strategies Allocation Fund (10%)
or

☐ Strategy 4:	You must stay within the specified percentages within each option. The total of all options must equal 100%.
Self Style Funds
(see Page 5)
☐ Allocate per the model I elected in Part 7A. Skip to Page 7.

PART 7B: Guaranteed Lifetime Withdrawal Benefit (GLWB) (Continued)

FUND ALLOCATION: STRATEGY 4 ONLY

Fixed Income 30%-60% of Total (must allocate at least 30% and no more than 60% of overall total)

☐ Fidelity VIP Investment Grade Bond	%	☐ Touchstone VST Core Bond	%
☐ PIMCO VIT Total Return	%			%

Core Equity 40%-70% of Total (must allocate at least 40% and no more than 70% of overall total)				+

☐ Fidelity VIP Asset ManagerSM	%	☐ Touchstone VST Aggressive ETF Fund	%
☐ Fidelity VIP Balanced	%	☐ Touchstone VST Conservative ETF Fund	%
☐ Fidelity VIP Contrafund®	%	☐ Touchstone VST Enhanced ETF Fund	%
☐ Fidelity VIP Equity-Income	%	☐ Touchstone VST Large Cap Core Equity	%
☐ Fidelity VIP Growth	%	☐ Touchstone VST Moderate ETF Fund	%
☐ Fidelity VIP Index 500%		☐ Van Kampen LIT Comstock	%
☐ Franklin Growth and Income Securities	%	☐ Van Kampen’s UIF U.S. Mid Cap Value	%
☐ Franklin Large Cap Growth Securities	%
☐ Mutual Shares Securities	%			%

Non-Core Equity & International 0%-20% of Total (maximum 20% allocation of overall total)				+

Non-Core Equity		International
☐ Columbia VIT Mid Cap Value	%	☐ Fidelity VIP Overseas	%
☐ Columbia VIT Small Cap Value	%	☐ Templeton Foreign Securities	%
☐ DWS Small Cap Index VIP	%	☐ Templeton Growth Securities	%
☐ Fidelity VIP Disciplined Small Cap	%	☐ Van Kampen’s UIF Emerging Markets Debt	%
☐ Fidelity VIP Mid Cap	%	☐ Van Kampen’s UIF Emerging Markets Equity	%
☐ Franklin Small Cap Value Securities	%
☐ Touchstone VST Baron Small Cap Growth	%
☐ Touchstone VST Mid Cap Growth	%
☐ Touchstone VST Third Avenue Value	%
☐ Van Kampen LIT Capital Growth	%			%

Alternative, High Yield & Short Duration 0%-10% of Total (maximum 10% allocation of overall total)				+

Alternative		High Yield
☐ PIMCO VIT All Asset	%	☐ Fidelity VIP High Income	%
☐ PIMCO VIT CommodityRealReturnTM Strategy	%	☐ Franklin Income Securities	%
☐ Rydex|SGI VT All-Cap Opportunity	%	☐ Touchstone VST High Yield	%
☐ Rydex|SGI VT Alternative Strategies Allocation	%	Short Duration
☐ Rydex|SGI VT Managed Futures	%	☐ PIMCO VIT Low Duration	%
☐ Rydex|SGI VT Multi-Hedge Strategies	%	☐ PIMCO VIT Real Return	%
☐ Van Kampen’s UIF U.S. Real Estate	%	☐ Touchstone VST Money Market	%
%
= 100%

PART 7C: FUND ALLOCATION

Do not complete if the Guaranteed Lifetime Withdrawal Benefit (GLWB) was elected.

Systematic Transfer Option (STO) — optional

6 Month     ☐  Monthly only          12 Month     ☐  Monthly     ☐  Quarterly

Check one of the following (Required)

☐  Allocate 100% to the STO option selected above. Allocations from the STO are shown below.

☐  Allocate 100% to the STO option selected above. Allocate from the STO into the model chosen in Part 7A.

☐  Allocate                 % of my initial premium to the STO option selected above with my remaining allocation percentage(s) shown below. Allocations from the STO must be indicated on the Dollar Cost Averaging, Asset Allocation and Rebalancing form.

☐  Allocate my initial premium using the model chosen in Part 7A.

☐  Allocate my initial premium to the options listed below.

ALLOCATION OPTIONS — Please use whole percentage numbers

Columbia Variable Insurance Trust		PIMCO Variable Insurance Trust
Columbia VIT Mid Cap Value	%	PIMCO VIT All Asset	%
Columbia VIT Small Cap Value	%	PIMCO VIT CommodityRealReturnTM Strategy	%
		PIMCO VIT Low Duration	%
DWS Investment VIT Funds		PIMCO VIT Real Return	%
DWS Small Cap Index VIP	%	PIMCO VIT Total Return	%

Fidelity VIP Trust		Rydex Variable Trust
Fidelity VIP Asset ManagerSM	%	Rydex|SGI VT All-Cap Opportunity	%
Fidelity VIP Balanced	%	Rydex|SGI VT Alternative Strategies Allocation	%
Fidelity VIP Contrafund®	%	Rydex|SGI VT Managed Futures	%
Fidelity VIP Disciplined Small Cap	%	Rydex|SGI VT Multi-Hedge Strategies	%
Fidelity VIP Equity-Income	%
Fidelity VIP Freedom 2010%		Touchstone Variable Series Trust
Fidelity VIP Freedom 2015%		Touchstone VST Baron Small Cap Growth	%
Fidelity VIP Freedom 2020%		Touchstone VST Core Bond	%
Fidelity VIP Freedom 2025%		Touchstone VST High Yield	%
Fidelity VIP Freedom 2030%		Touchstone VST Large Cap Core Equity	%
Fidelity VIP Growth	%	Touchstone VST Mid Cap Growth	%
Fidelity VIP High Income	%	Touchstone VST Money Market	%
Fidelity VIP Index 500%		Touchstone VST Third Avenue Value	%
Fidelity VIP Investment Grade Bond	%	Touchstone VST Aggressive ETF Fund	%
Fidelity VIP Mid Cap	%	Touchstone VST Conservative ETF Fund	%
Fidelity VIP Overseas	%	Touchstone VST Enhanced ETF Fund	%
		Touchstone VST Moderate ETF Fund	%
Franklin Templeton VIP Trust
Franklin Growth and Income Securities	%	Van Kampen LIT and Van Kampen’s UIF
Franklin Income Securities	%	Van Kampen LIT Capital Growth	%
Franklin Large Cap Growth Securities	%	Van Kampen LIT Comstock	%
Franklin Small Cap Value Securities	%	Van Kampen’s UIF Emerging Markets Debt	%
Mutual Shares Securities	%	Van Kampen’s UIF Emerging Markets Equity	%
Templeton Foreign Securities	%	Van Kampen’s UIF U.S. Mid Cap Value	%
Templeton Growth Securities	%	Van Kampen’s UIF U.S. Real Estate	%

Guaranteed Rate Options* (GRO) — not available in PinnaclePlus
2-Year Guaranteed Rate Option	%	7-Year Guaranteed Rate Option	%
3-Year Guaranteed Rate Option	%	10-Year Guaranteed Rate Option	%
5-Year Guaranteed Rate Option	%

Quarterly Rate Option (QRO) — only available in PinnaclePlus
Quarterly Rate Option	%

Total Allocation must equal 100%

*   Market Value Adjustment (MVA) may be applicable when funds are withdrawn.

PART 8: CONTRIBUTION INFORMATION (Required)

Total amount of contribution: $                              .

The money will be received by Integrity via:  ☐  Check    ☐  1035 Exchange    ☐  Qualified Transfer    ☐  Rollover

☐  Wire Transfer from account belonging to                        and originating from                             (state/country).
Make checks payable to Integrity Life Insurance Company.

PART 9: DEATH BENEFIT OPTION (This benefit is not available for all issue ages.)

☐ Standard	(default)	Available in all four variable annuity products.
☐ Enhanced	(highest anniversary)	Available in AdvantEdge, AnnuiChoice and PinnaclePlus.

PART 10: ENHANCED EARNINGS BENEFIT (EEB) OPTION

(Benefit not available for all issue ages. Not available if GLWB is elected.)

☐  None.

☐  I would like the EEB option added to my annuity.

PART 11: DISCLOSURE, CERTIFICATION and OWNER’S SIGNATURE

MVA Disclosure: Funds allocated to the guaranteed rate option may be subject to a market value adjustment, which may increase or decrease your account value, if funds are withdrawn, transferred, distributed upon Owner’s death or annuitized during the guarantee period.

For all applicants except those in CO, DC, FL, GA, KY, LA, MD, NE, NJ, NM, OK, PA, RI, TN, TX, VA, WA and WV: Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

For applicants in CO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and denial of civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the department of regulatory agencies.

For applicants in DC: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits, if false information materially related to a claim was provided by the applicant.

For applicants in FL: Any person who knowingly and with intent to injure, defraud or deceive any insurer files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree.

For applicants in GA and NE: Any person who with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.

For applicants in KY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

For applicants in LA and RI: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application is guilty of a crime and may be subject to fines and confinement in prison.

For applicants in MD: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For applicants in NJ: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

For applicants in NM: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

For applicants in OK: WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

PART 12: SALES REPRESENTATIVE/LICENSED AGENT INFORMATION

Options:          ☐  I     ☐  II     ☐  III     ☐  IV

Does the applicant now have life insurance policies or annuity contracts with any company?  ☐  Yes     ☐  No

Will any existing insurance or annuity be replaced or changed (or has it been), assuming the contract applied for will be issued?  ☐  Yes     ☐  No

By signature below, I certify that I have asked and recorded completely and accurately the answers to all questions on this application. I know of nothing affecting the risk that has not been recorded herein. I also certify that prior to signing this application, I delivered to the applicant the product prospectus, any proposal, outline of coverage, Buyer’s Guide, comparison and/or disclosure statement required by federal law or by the law of the state where the application was signed.

Name (Print)	Phone Number	Agent ID Number

Firm Name	Fax Number	Email Address

Branch Address	City	State	Zip Code

Florida’s License ID Number (if applicable)	Agent Number	Date

Sales Representative/Licensed Agent Signature

Mail contracts to:     ☐  Sales Representative/Licensed Agent     ☐  Owner

(Contracts mailed to sales representative/licensed agent must be delivered within five days of receipt. Contracts issued in Louisiana, Pennsylvania, South Dakota and West Virginia will be mailed to the Owner.)

Integrity Life Insurance Company is domiciled in the state of Ohio.

Home Office: 400 Broadway, Cincinnati, OH 45202-3341